Exhibit 99.12

November 10, 2026

Hudson Acquisition I Corp.

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 16, 2024, to the Board of Directors of Hudson Acquisition I Corp. (“HUDA”), and to the references to such opinion in, the prospectus relating to the proposed transaction involving HUDA and Aiways Automobile Europe GmbH (“AE”), which prospectus forms a part of the registration statement on Form F-1 (the “Registration Statement”) filed by EUROEV Holdings Limited with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and which prospectus also constitutes a combined prospectus, prepared in accordance with Rule 429 under the Securities Act, relating to the registration statement on Form F-4 (File No. 333-293608) previously filed by EUROEV Holdings Limited and Aiways Automobile Europe GmbH, and to the filing of this consent as an exhibit to the Registration Statement.

Very truly yours,

/s/ King Kee Appraisal and Advisory Limited

King Kee Appraisal and Advisory Limited